SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement             |_|  Confidential, for Use of the
|X|  Definitive Proxy Statement                   Commission Only (as permitted
|_|  Definitive Additional Materials              by Rule 14a-6(e)(2))
|_|  Soliciting Material Under Rule 14a-12

                          GLOBAL CAPITAL PARTNERS INC.
_______________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

_______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.
|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

|_|    Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)    Amount previously paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

                          GLOBAL CAPITAL PARTNERS INC.

                    Notice of Special Meeting of Stockholders
                           to be held on July 2, 2001
                               and Proxy Statement



































                                                           June 12, 2001

                          GLOBAL CAPITAL PARTNERS INC.
                               6000 FAIRVIEW ROAD
                                   SUITE 1410
                         CHARLOTTE, NORTH CAROLINA 28210
                                                                 June 12, 2001


Dear Stockholders:

        You are cordially invited to attend a Special Meeting of Stockholders of Global Capital Partners Inc. The meeting will be held on Monday, July 2, 2001, at 10:00 a.m., at 6000 Fairview Road, Suite 1410, Charlotte, North Carolina 28210.

        In the following pages, you will find the formal notice of our special meeting and our proxy statement. After reading the proxy statement, please mark, sign and promptly return the enclosed proxy card to ensure that your shares are represented at the meeting.

        We hope that many of you will be able to attend our special meeting in person. It is important that your shares be represented and voted at the Special Meeting regardless of the size of your holdings. If your shares are registered in your name and you plan to attend the Special Meeting, please mark the appropriate box on the enclosed proxy card and you will be registered for the meeting. We urge you to attend the meeting but if you cannot, you may instead vote by proxy.

        We appreciate the continuing interest of our stockholders in our business, and we look forward to seeing you at the meeting.

                                Sincerely,



                                Martin A. Sumichrast
                                Chairman, President and Chief Executive Officer

                          GLOBAL CAPITAL PARTNERS INC.
                               6000 FAIRVIEW ROAD
                                   SUITE 1410
                         CHARLOTTE, NORTH CAROLINA 28210


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 2, 2001


        A special meeting of stockholders of Global Capital Partners Inc. will be held at 10:00 a.m. on Monday, July 2, 2001 at 6000 Fairview Road, Suite 1410, Charlotte, North Carolina 28210, for the following purposes:

        1. To approve an amendment to our Certificate of Incorporation to effect a one-for-four reverse split of our common stock;

        2. To approve the possible issuance of shares equal to more than 20% of our common stock upon the conversion of an outstanding 5% convertible debenture and the exercise of certain warrants issued in connection with the issuance of the debenture; and

        3. To transact such other business as may properly come before the meeting.

        To ensure that your shares are represented at the meeting in the event that you do not attend, please mark and sign the enclosed proxy card and return it in the enclosed envelope.

                       By Order of the Board of Directors,



                       Kevin D. McNeil
                       Executive Vice President, Secretary, Treasurer and Chief Financial Officer



Date:    June 12, 2001


                          GLOBAL CAPITAL PARTNERS INC.


                                 PROXY STATEMENT
         FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 2, 2001

                                TABLE OF CONTENTS




                                                                                                            Page

General Information for Stockholders.................................................................           1

Proposal 1.     Amendment to Effect a One-for-Four Reverse Stock Split...............................           1
                General..............................................................................           1
                Purpose of the Reverse Split.........................................................           2
                Effects of the Reverse Split.........................................................           2
                Cash Payment in Lieu of Fractional Shares............................................           2
                Procedures for Implementing the Reverse Split........................................           3
                Federal Income Tax Consequences......................................................           3

Proposal 2.     Approval of the Potential Issuance to Cortlandt Investors LLC of Shares Equal to More
                Than 20% of Our Common Stock.........................................................           4
                Background...........................................................................           4
                Terms of the 5% Convertible Debenture and the Warrants...............................           5
                Effect of Nasdaq Marketplace Rule 4350(i) on the Debentures and Warrants.............           7
                Board of Directors Recommendations; Reasons..........................................           7

Security Ownership of Certain Beneficial Owners and Management.......................................           7
Other Information....................................................................................           8



GENERAL INFORMATION FOR STOCKHOLDERS

         PURPOSE OF PROXY. This proxy statement and the enclosed proxy card relate to a special meeting of stockholders of Global Capital Partners Inc. to be held on July 2, 2001. Our board of directors is soliciting proxies from stockholders on our behalf in order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the Special Meeting, whether or not he or she attends in person. This proxy statement and the enclosed proxy card are being mailed to our stockholders beginning on or about June 12, 2001.

         HOW TO VOTE. You may vote on each matter to be submitted to a vote of stockholders at the Special Meeting by marking the appropriate box on the enclosed proxy card, signing the proxy card and returning it in the enclosed envelope. When you return the properly signed proxy card, your shares will be voted at the meeting by the proxyholders named on the proxy card in accordance with your directions. If you return the proxy card without marking a box for a specified matter, your shares will be voted on that matter as recommended by our board of directors.

         MATTERS TO BE SUBMITTED TO A VOTE. The only matters known to our management to be submitted to a vote of stockholders at the Special Meeting are:
(1) the approval of an amendment to our Certificate of Incorporation to effect a one-for-four reverse split of our common stock; and (2) the approval of the possible issuance of shares equal to more than 20% of our common stock upon the conversion of an outstanding 5% convertible debentures and the exercise of certain warrants issued in connection with the issuance of the debenture. Your signed, returned proxy card gives the proxyholders named on the proxy card the discretionary authority to vote your shares in accordance with their best judgment on any other business that may come before the meeting. Unless you specify otherwise, your shares will be voted on any other business as recommended by our board of directors.

         REVOKING PROXIES. If you sign and return a proxy card, you may revoke it at any time before it is voted by executing and delivering to us another proxy bearing a later date, by delivering a written notice to our corporate secretary stating that the proxy is revoked or by voting in person at the Special Meeting.

         NAMING OTHER PROXIES. You may designate as your proxy someone other than those named on the enclosed proxy card by crossing out those names and inserting the name(s) of the person(s) you wish to have act as proxy for you. No more than three persons should be so designated. In such a case, you must deliver the proxy card to the person(s) you designated and he/she/they must be present and vote at the meeting. Proxy cards on which other proxyholders have been designated should not be mailed or delivered to us.

         WHO MAY VOTE. The Board has set the "Record Date" for the Special Meeting as Wednesday, June 6, 2001. Stockholders as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. Each share of our common stock is entitled to one vote. As of the Record Date, 13,856,258 shares of our common stock were outstanding. Those shares were held by approximately 400 stockholders of record.

                                   PROPOSAL 1
                                   __________

             AMENDMENT TO EFFECT A ONE-FOR-FOUR REVERSE STOCK SPLIT

GENERAL

        Our board of directors has approved, and recommends that the stockholders approve, an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at the ratio of one for four (the "Reverse Split"). If the Reverse Split is approved by the stockholders, our Certificate of Incorporation will be amended as described in this proxy statement and as set forth in the form of the Certificate of Amendment attached hereto as Appendix A (the "Amendment"). The Reverse Split will have no going-private effect pursuant to Rule 13e-3 of the Securities Exchange Act of 1934. The effective date of the Reverse Split will be the date on which the Amendment is filed with the Secretary of State of the State of Delaware (the "Effective Date"). Our board of directors may make any changes to the Amendment that it deems necessary or appropriate in order to cause the Amendment to be accepted for filing with the Delaware Secretary of State and to give effect to the Reverse Split. The Reverse Split may be abandoned by our board of directors, without further action by the stockholders, at any time before or after the Special Meeting if for any reason our board deems it advisable to do so. We expect to notify stockholders of the effectiveness of the Reverse Split by press release.

PURPOSE OF THE REVERSE SPLIT

        Our common stock is currently listed on the Nasdaq SmallCap Market. In order for our common stock to continue to be eligible for listing on the Nasdaq SmallCap Market, the stock must have a minimum bid price of $1.00 per share. Our common stock is currently trading at approximately $0.60 per share. Our board of directors believes the Reverse Split represents the best alternative available to us to meet the Nasdaq SmallCap Market continued listing requirement with respect to minimum bid price. If our common stock price does not regain compliance with the minimum bid price requirement, and we fail to implement available alternatives, our common stock may be de-listed from the Nasdaq SmallCap Market and traded on an over-the-counter basis. Such an event could adversely impact the liquidity of our common stock.

EFFECTS OF THE REVERSE SPLIT

        We have authorized capital shares consisting of 25,000,000 shares of common stock and 10,000,000 shares of preferred stock. If effected, the Reverse Split will reduce the number of issued and outstanding shares of our common stock from 13,856,258 shares as of the Record Date to approximately 3,464,064 shares as of the Effective Date. There are currently no shares of our preferred stock issued and outstanding. In conjunction with the Reverse Split, the number of authorized shares of common stock, after giving effect to the Reverse Split, will be increased to 15,000,000 shares and the number of authorized shares of preferred stock will be reduced by a ratio of one for four to 2,500,000 shares. Neither the $0.05 par value of the common stock nor the $0.01 par value of the preferred stock will be affected.

        The Reverse Split will not affect any stockholder's proportionate equity interest or proportional voting power in us, except for those stockholders who will receive cash in lieu of fractional shares, as discussed below. None of the current rights of holders of our common stock, holders of options or warrants to purchase common stock or holders of our notes or debentures convertible into shares of our common stock will be affected by the Reverse Split. As of the Record Date, in addition to the 13,856,258 shares of common stock outstanding, we had an aggregate of approximately 959,000 shares reserved for the granting of stock options under our stock option plans, of which options to purchase approximately 816,000 shares have been granted and were outstanding as of the Record Date, and we had approximately 143,000 options available for future grant. As of the Record Date, we also had an aggregate of approximately 2,619,000 shares reserved for issuance upon exercise of outstanding warrants and an aggregate of approximately 7,566,000 shares reserved for issuance upon conversion of our outstanding convertible notes and debentures. Our stock option plans, outstanding warrants and convertible notes and debentures include provisions for adjustment in the number of shares covered thereby and adjustment of the exercise or conversion prices thereof, in the event of a reverse stock split. If the Reverse Split is approved, the number of options outstanding would be reduced to approximately 204,000, the number of shares issuable upon exercise of outstanding warrants would be reduced to 654,750 and the number of shares issuable upon conversion of our outstanding convertible notes and debentures would be reduced to approximately 1,891,500.

        The reduction in the number of issued and outstanding shares of our common stock to result from the Reverse Split is expected to increase the market price of our common stock to a level above the current market trading price. While our board of directors believes that the shares of common stock will trade at higher prices than those which have prevailed in the recent past, we can give you no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the Reverse Split due to numerous factors and contingencies which could affect the price.

CASH PAYMENT IN LIEU OF FRACTIONAL SHARES

         In lieu of issuing fractional shares resulting from the Reverse Split, we will redeem all fractional shares for cash. Each outstanding share of our common stock held on the Effective Date of the Reverse Split will be valued at a price per share equal to the closing bid price of our common stock on the trading day immediately preceding the Effective Date, as reported on the Nasdaq SmallCap Market or other public market on which the stock is predominately traded, if any (the "Market Price"). No brokerage commission will be payable by holders who receive cash in lieu of fractional shares. We will not issue certificates representing fractional shares and will pay the Market Price to redeem fractional shares resulting from the Reverse Split upon presentation to our transfer agent of the certificates representing such shares. The holders of common stock prior to the Reverse Split will not have the right to offer to us for cash redemption any shares other than fractional shares resulting from the Reverse Split.

PROCEDURES FOR IMPLEMENTING THE REVERSE SPLIT

        As soon as practicable after the Effective Date, we will send letters of transmittal to all stockholders of record on the Effective Date for use in transmitting stock certificates ("Old Certificates") to our transfer agent (American Stock Transfer & Trust Company), who will act as the exchange agent. Upon completion and execution of the letter of transmittal and its return to the exchange agent, together with the Old Certificates, each stockholder who holds of record fewer than four shares on the Effective Date will receive cash in the amount to which he or she is entitled. Holders of record of four or more shares on the Effective Date will receive new certificates ("New Certificates") representing the number of whole shares of our common stock into which their shares of common stock have been converted as a result of the Reverse Split. Holders of record of four or more shares on the Effective Date whose shares are not evenly divisible by four will receive cash in the amount to which they are entitled in lieu of any fractional shares. Until a stockholder forwards a completed letter of transmittal, together with the Old Certificates to the exchange agent and receives in return a New Certificate, such stockholder's common stock shall be deemed equal to the number of whole shares of common stock to which such stockholder is entitled as a result of the Reverse Split. Old Certificates should not be sent to us or the exchange agent before receipt of the letter of transmittal from us.

FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material anticipated federal income tax consequences of the Reverse Split to our stockholders. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department Regulations issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect.

        The federal income tax consequences of the Reverse Split will vary among stockholders depending upon whether they receive in exchange for Old Certificates (i) solely cash for their shares, (ii) solely New Certificates, or
(iii) New Certificates plus cash for fractional shares. No ruling from the Internal Revenue Service nor opinion of counsel will be sought or obtained regarding the federal income tax consequences to our stockholders as a result of the Reverse Split. Accordingly, each stockholder is encouraged to consult such stockholder's own tax advisor regarding the specific tax consequences of the Reverse Split to such stockholder. However, we believe that because the Reverse Split is not part of a plan to periodically increase stockholders' proportionate interest in our assets or earnings and profits, and because the cash payment in lieu of fractional shares represents a mechanical rounding rather than separately bargained for consideration, the proposed Reverse Split will have the following federal income tax effects:

        o A stockholder will not recognize taxable gain or loss on the receipt of New Certificates in exchange for Old Certificates in the Reverse Split. In the aggregate, the stockholder's basis in our common stock represented by New Certificates will equal his or her basis in the shares of common stock represented by Old Certificates exchanged therefor (but not including the basis of any shares of common stock represented by Old Certificates to which a fractional share interest in common stock represented by a New Certificate is attributable), and such stockholder's holding period for the New Certificates will include the holding period for the Old Certificates therefor if the shares of common stock represented by such certificates are capital assets in the hands of such stockholder.

        o To the extent that a stockholder receives cash in the Reverse Split in lieu of the issuance of a fractional share by us (whether or not in addition to receiving New Certificates in exchange for

             Old Certificates), such stockholder will generally be treated as having received a fractional interest in a share of common stock represented by a New Certificate which is then redeemed by us. Such stockholder generally will recognize taxable gain or loss, as the case may be, equal to the difference, if any, between the amount of cash received and such stockholders' aggregate basis in the pre-Reverse Split share of common stock to which such fractional share interest is attributable. If such shares are a capital asset in the hands of such stockholder, the gain or loss will be long-term gain or loss if the shares were held for more than one year.

        o We believe that the proposed Reverse Split will qualify as a "recapitalization" under Section 368(a)(1)(E) of the Code. As a result, we will not recognize any gain or loss as a result of the proposed Reverse Split.

        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE REVERSE SPLIT.

                                   PROPOSAL 2
                                   __________

    APPROVAL OF THE POTENTIAL ISSUANCE TO CORTLANDT INVESTORS LLC OF SHARES
                   EQUAL TO MORE THAN 20% OF OUR COMMON STOCK


BACKGROUND

        Nasdaq Marketplace Rule 4350(i)(1)(D) requires stockholder approval of a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) either:

        o at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders of the issuer equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance; or

        o the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

        On September 15, 2000, we entered into a Convertible Debenture Purchase and Exchange Agreement with MoneyZone.com and Cortlandt Investors LLC. At the time of this transaction, we owned approximately 30% of MoneyZone.com's outstanding common stock. Pursuant to the purchase agreement, MoneyZone.com received gross proceeds of $2,500,000 from the issuance to Cortlandt of (i) a 6% convertible and exchangeable debenture in the principal amount of $2,500,000 and
(ii) warrants exercisable to purchase an aggregate of 250,000 shares of MoneyZone.com's common stock.

        Simultaneously with the execution of the purchase agreement, we entered into a Securities Exchange Agreement with Cortlandt. Pursuant to the exchange agreement, we (i) granted Cortlandt the right, during the period commencing on January 16, 2001 and ending on March 15, 2001, to exchange any unconverted portion of Cortlandt's MoneyZone.com debenture for our 5% convertible debenture in a principal amount equal to 120% of the then outstanding principal amount of the MoneyZone.com debenture and/or any unexercised portion of Cortlandt's MoneyZone.com warrants for warrants to purchase an aggregate of 50,000 shares of our common stock, and (ii) agreed to enter into a registration rights agreement with Cortlandt on the date Cortlandt exercised its exchange right.

        On January 16, 2001, Cortlandt exercised its exchange right for the entire principal amount of the MoneyZone.com debenture and all of the MoneyZone.com warrants and we issued to Cortlandt our 5% convertible debenture in the principal amount of $3,000,000 and warrants to purchase an aggregate of 50,000 shares of our common stock at an initial exercise price of $5.50 per share. The terms of the debenture and the warrants are summarized below.

        Just prior to issuing the debenture and warrants, there were 10,630,839 shares of our common stock outstanding, of which approximately 2,126,168 shares represented 20% of the number of shares of common stock then outstanding. Pursuant to the terms of the debenture, we have agreed to seek stockholder approval of the potential issuance to Cortlandt of shares in excess of the Nasdaq 20% limitation.

        As of the Record Date, no portion of the debenture had been converted into common stock and none of the warrants issued to Cortlandt had been exercised. If the stockholders do not approve this proposal, the conversion or exercise of the securities described in the proposal shall be subject to the 20% share limitation.

        However, until stockholder approval is obtained, or in the event stockholder approval is not obtained, Cortlandt may redeem for cash any portion of the debenture in excess of the 20% limitation in an amount equal to the market value of the excess shares. If we fail to make this cash payment within seven days after it is due, we will be required to pay interest at the rate of the lower of 18% per annum the highest rate permitted by law until all amounts are paid. Payment of any cash redemption could materially and adversely affect our cash flow and financial condition.

TERMS OF THE 5% CONVERTIBLE DEBENTURE AND THE WARRANTS

        The general terms of the debenture and the warrants are summarized below.

THE DEBENTURE

CASH VALUE                 $3,000,000

MATURITY DATE              January 24, 2006

INTEREST 5% per annum. Payable on each date the debenture is converted in part or in full and on the Maturity Date. Payable in either cash or shares of our common stock, at our option. Any overdue and unpaid interest will entail a late fee at the lower of 18% per annum or the highest rate permitted by law.

CONVERSION                 The debenture may, at the option of the holder, be
                           converted into shares of our common stock at a conversion price equal to the lesser of (i) $1.24, which was 110% of the average of the closing bid prices for our common stock for the five trading days immediately preceding the date the holder exercised its exchange right, or (ii) 85% of the average of the lowest three closing bid prices during the eighteen trading days prior to the date of conversion, subject to anti-dilution protection.
                           The holder may not convert the debentures to the extent that such conversion would result in the holder beneficially owning more than 4.999% of the then outstanding shares of our common stock.
                           However, this prohibition may be waived if the holder gives us at least 61 days prior notice of its intent to waive the 4.999% limitation. Furthermore, the holder may not convert the debentures to the extent that such conversion would result in the holder beneficially owning more than 9.999% of the then outstanding shares of our common stock. However, this prohibition may be waived if the holder gives us at least 61 days prior notice of its intent to waive the 9.999% limitation.

ADJUSTMENTS                The conversion price is subject to adjustment in the
                           event of:

                           o a stock dividend, subdivision, combination or reclassification of our common stock;

                           o the issuance of rights, options or warrants to all holders of our common stock; or

                           o any issuance of securities at a per share selling price less than the conversion price, as adjusted (with certain exceptions).

REGISTRATION RIGHTS        Pursuant to a registration rights agreement,
                           we agreed to file a registration statement with the SEC, and to use our best efforts to have the registration statement declared effective as soon as possible, in order to register resales of the shares of our common stock issuable upon conversion of the debenture and exercise of the warrants.

VOTING RIGHTS              The holder of the debenture has no voting rights.

DEFAULT If we are in default under the debenture which includes, among other things,

                           o our failure to pay interest and principal within the prescribed times,

                           o our failure to perform any covenant contained in, or our material breach of, any of the documents relating to the sale of the debenture,

                           o   our bankruptcy or insolvency;

                           o   our default under certain other indebtedness,

                           o the delisting of our common stock from the Nasdaq SmallCap Market, or

                           o   a change in control of us,

                           then the holder may consider the debenture immediately due and payable and enforce all available rights and remedies.

THE WARRANTS

NUMBER ISSUED              50,000 warrants, each to purchase one share of our
                           common stock. The holder may not exercise the warrants to the extent that such exercise would result in the holder beneficially owning more than 4.999% of the then outstanding shares of our common stock. However, this prohibition may be waived if the holder gives us at least 61 days prior notice of its intent to waive the 4.999% limitation.
                           Furthermore, the holder may not exercise the warrants to the extent that such exercise would result in the holder beneficially owning more than 9.999% of the then outstanding shares of our common stock.
                           However, this prohibition may be waived if the holder gives us at least 61 days prior notice of its intent to waive the 9.999% limitation.

EXERCISE PERIOD            On or before January 24, 2006.

EXERCISE PRICE             $5.50 per share. The exercise price and the number
                           of shares of our common stock that may be purchased upon exercise of the warrants are subject to certain adjustments, including, among other things,

                           o a stock dividend, subdivision, combination or reclassification of our common stock,

                           o the issuance of rights, options or warrants to all holders of our common stock, or

                           o any issuance of securities at a per share selling price less than the exercise price, as adjusted (with certain exceptions).

CASHLESS EXERCISE          The warrants may be exercised, in whole or in part,
                           on a "cashless" basis.

VOTING RIGHTS              The holder of the warrants has no voting rights.

EFFECT OF NASDAQ MARKETPLACE RULE 4350(i) ON THE DEBENTURE AND WARRANTS

        The debenture is convertible into, and the warrants are exercisable for, an aggregate number of shares of our common stock that exceeds the 20% share limitation. The actual number of shares issuable will depend on the conversion and exercise prices. Additionally, the debenture is convertible into common stock at a discount from the market price of the common stock at the time of conversion. Rule 4350(i)(1)(D), among other things, requires stockholder approval in connection with a transaction involving the sale or issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the common stock. Because the conversion rate will be discounted from the market price of the common stock, Rule 4350(i)(1)(D) applies to the conversion of the debentures and the exercise of the warrants. Assuming stockholder approval of this proposal and assuming that the debenture was converted and the warrants were exercised as of the Record Date, we would have been obligated to issue approximately 6,302,521 shares of common stock, or 46%, of our common stock outstanding on the Record Date.

BOARD OF DIRECTORS RECOMMENDATIONS; REASONS

        Our board of directors believes that it is in our best interest for Cortlandt to be able to convert their debenture and exercise their warrants for an amount of common stock that exceeds the Nasdaq 20% share limitation. Approval of the proposal by the stockholders would satisfy the stockholder approval requirements of Nasdaq Marketplace Rule 4350(i)(1)(D). If stockholder approval is not obtained, Cortlandt may require us to redeem for cash any debentures or warrants in excess of the 20% limit. Payment of any cash redemption could materially and adversely affect our cash flow and financial condition.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE POSSIBLE
 ISSUANCE OF MORE THAN 2,126,168 SHARES OF COMMON STOCK UPON THE CONVERSION OF
  THE DEBENTURE AND THE EXERCISE OF THE WARRANTS ISSUED IN CONNECTION WITH THE
                           ISSUANCE OF THE DEBENTURE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date by

         o each person we know to be the beneficial owner of at least 5% of our common stock,

         o   each of our executive officers and directors, and

         o   all of our executive officers and directors as a group.

Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares as beneficially owned by them.


                                                                                                 PERCENTAGE OF
                                                                               NUMBER OF             COMMON
       BENEFICIAL OWNER (1)                 POSITION(S) HELD                 SHARES OWNED             STOCK
  ------------------------------- -------------------------------------  ---------------------- ----------------

  Martin A. Sumichrast (2)        Chairman of the Board, President,             2,685,000              19.1%
                                  Chief Executive Officer and Director

  Kevin D. McNeil (3)             Executive Vice President,                       600,078               4.3%
                                  Secretary, Treasurer and Chief
                                  Financial Officer

  Dr. Lawrence Chimerine (4)      Director                                         27,500                *

  Michael Sumichrast, Ph.D. (4)   Director                                         24,700                *


                                      7


                                                                                                 PERCENTAGE OF
                                                                               NUMBER OF             COMMON
       BENEFICIAL OWNER (1)                 POSITION(S) HELD                 SHARES OWNED             STOCK
  ------------------------------- -------------------------------------  ---------------------- ----------------


  Paul F. McCurdy                 Director                                              0                *

  Frank Devine                    Director                                              0                *

  Reid Breitman (5)                                                             1,967,500              14.2%

  General Partners Beteiligungs                                                 1,462,920              10.4%
  AG (6)

  125511 Canada Inc.                                                              781,250               5.6%
  78 Lynwood Avenue, Unit 2
  Toronto, Ontario M441K4

  All Executive Officers and                                                    3,337,278              23.5%
  Directors as a Group (6
  persons)


----------------------
*        Less than 1 percent.
(1) Except as otherwise noted, the address for all stockholders listed above is c/o Global Capital Partners Inc., 6000 Fairview Road,
         Suite 1410, Charlotte, North Carolina 28210.
(2) Includes (i) 300,000 shares of common stock owned by Belle Holdings, Inc., a Nevada corporation of which Mr. Sumichrast is sole officer, director and stockholder, (ii) 75,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date, (iii) 150,000 shares of common stock issuable upon the exercise of warrants that are exercisable within 60 days of the Record Date, and (iv) 1,960,000 shares of common stock as to which Mr. Sumichrast has shared voting power. Mr. Sumichrast disclaims beneficial ownership of these 1,960,000 shares.
(3) Includes 50,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date and 57,583 shares of common stock issuable upon the exercise of warrants that are exercisable within 60 days of the Record Date.
(4) Includes 5,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(5) Includes 1,960,000 shares of common stock indirectly owned through Corona Corp., a corporation of which Mr. Breitman is sole stockholder, director and officer.
(6) Includes 200,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.


OTHER INFORMATION

        QUORUM. The presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in the calculation of the number of votes represented at the Special Meeting for purposes of determining whether a quorum has been achieved.

        REQUIRED VOTE. The affirmative vote of a majority of the outstanding shares of common stock is required for approval of the Reverse Split. Abstentions and broker non-votes with respect to voting on the Reverse Split will have the effect of a vote against the Reverse Split. The affirmative vote of a majority of the votes cast at the meeting in person or by proxy is required for approval of the possible issuance of shares equal to more than 20% of our common stock upon the conversion of an outstanding 5% convertible debenture and the exercise of certain warrants issued in connection with the issuance of the debenture. Abstentions and broker non-votes with respect to voting on the approval of such possible common stock issuance will have no effect on the outcome of the vote.

        SOLICITATION OF PROXIES GENERALLY. In addition to the solicitation of proxies by mail, officers or other employees may solicit proxies by telephone or personal contact. We will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of shares of common stock and will pay such persons for forwarding such material.

        COSTS. All costs for the solicitation of proxies by our board of directors, anticipated to be approximately $10,000, will be borne by us.

        LIST OF STOCKHOLDERS ENTITLED TO VOTE. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders during ordinary business hours during the 10 days prior to the Special Meeting at our principal executive offices at 6000 Fairview Road, Suite 1410, Charlotte, North Carolina 28210.

                                                                  APPENDIX A
                                                                  __________


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          GLOBAL CAPITAL PARTNERS INC.


        Global Capital Partners Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES CERTIFY THAT:

        FIRST:          That the Board of Directors of the Corporation

(the "Board"), by the unanimous written consent of the Board, adopted a resolution proposing and declaring advisable the following amendment to the

Certificate of Incorporation of the Corporation:

        RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended (the "Amendment") by striking out the First Clause of Article "FOURTH" thereof and by substituting in lieu of said Clause the following:

                1) "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is seventeen million five hundred thousand (17,500,000) shares, of which fifteen million (15,000,000) shares shall be Common Stock, par value $.05 per share ("Common Stock"), and two million five hundred thousand (2,500,000) shares shall be Preferred Stock, par value $.01 per share ("Preferred Stock"). The Preferred Stock may be issued with full, multiple or fractional voting rights with such designations, qualifications, privileges, limitations, options, conversion rights and other special relative rights that shall be fixed from time to time by resolution of the Board of Directors."

         SECOND:        The Corporation currently has 13,856,258 shares of

Common Stock issued and outstanding. Upon the filing of the Amendment with the

Secretary of State of the State of Delaware a reverse stock split of each share of stock issued and outstanding on a one-for-four basis shall occur. Therefore the corporation shall have 3,464,064 shares of Common Stock issued and outstanding.

        THIRD:          That said amendment was duly adopted in accordance with

the provisions of Section 242 of the General Corporation Law of the State of

Delaware by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon at a special meeting of the stockholders of the Corporation held on July 2, 2001.

        FOURTH:         That the aforementioned Amendment was duly adopted in

accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Martin A. Sumichrast, its Chairman, President and Chief Executive

Officer, and Kevin D. McNeil, its Executive Vice President, Secretary, Treasurer

and Chief Financial Officer, this _____ day of July, 2001.




                                     _____________________________
                                     Martin A. Sumichrast
                                     Chairman, President and
                                     Chief Executive Officer

Attest:


__________________________
Kevin D. McNeil
Executive Vice President,
Secretary, Treasurer and
Chief Financial Officer

                          GLOBAL CAPITAL PARTNERS INC.

      PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 2, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


  THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION OTHERWISE,
               THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.


        The undersigned hereby appoints each of Martin A. Sumichrast and Kevin
D. McNeil as Proxy, with the full power of substitution, and hereby authorizes them to represent and vote, as designated hereby, all shares of common stock of Global Capital Partners Inc. (the "Company") held of record by the undersigned as of June 6, 2001, at the Special Meeting of Stockholders to be held on July 2, 2001, or any postponement or adjournment thereof, upon all such matters as may properly come before the Special Meeting.


          (THE PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE.)

|X|     Please mark your votes as in this example.


1. Approval of an amendment to the Company's Certificate of Incorporation to effect a one-for-four reverse split of the Company's common stock.


                     FOR                      AGAINST             ABSTAIN

                     |_|                        |_|                 |_|


2. Approval of the possible issuance of shares equal to more than 20% of the Company's common stock upon the conversion of an outstanding 5% convertible debenture and the exercise of certain warrants issued in connection with the issuance of the debenture.


                     FOR                      AGAINST             ABSTAIN

                     |_|                        |_|                 |_|


3. In their discretion upon such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.


 STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED
                                    STATES.


                                If you plan to attend the Special Meeting,  |_|
                                                   Place an X in this box.








SIGNATURE:                                          DATE:
          _____________________________________          ______________________

SIGNATURE:                                          DATE:
          _____________________________________          ______________________
                   (IF HELD JOINTLY)


         NOTE: Please sign exactly as name or names appear on stock certificate as indicated hereon. Joint owners should each sign. When signing as attorney, executor, administrator or guardian, please give full title as such.








                                       2